UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12.

SHILOH INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Shiloh Industries, Inc.
880 Steel Drive
Valley City, Ohio 44280
Telephone: (330) 558-2600

February 11, 2013

Dear Shiloh Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Shiloh Industries, Inc. (the “Company”), which will be held on Wednesday, March 13, 2013, at 10:00 a.m., at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio, 44280.

This year, your Board of Directors is recommending that you elect three Directors who are described in the proxy statement. In addition, we are also recommending an advisory vote to approve executive compensation and an advisory vote on the frequency of votes on executive compensation.

The Company has enclosed a copy of its Annual Report on Form 10-K for the fiscal year ended October 31, 2012 with this notice of Annual Meeting of Stockholders and Proxy Statement. If you would like another copy of the 2012 Annual Report, please email investor@shiloh.com and you will be sent one.

Please read the enclosed information carefully before completing and returning the enclosed proxy card or voting electronically. The 2012 Proxy Statement and the Annual Report for the year ended October 31, 2012 are also available at http://www.edocumentview.com/SHLO. Returning your proxy card as soon as possible or casting your vote electronically will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, revoke your proxy should you wish to vote in person.

Sincerely,

/s/ Ramzi Hermiz
Ramzi Hermiz
President and Chief Executive Officer

Shiloh Industries, Inc.
880 Steel Drive
Valley City, Ohio 44280

________________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 13, 2013
________________________________________________________________

The Annual Meeting of Stockholders of Shiloh Industries, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, March 13, 2013, at 10:00 a.m. (the “Annual Meeting”), at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio 44280, for the purpose of:

(1) the election of three Class II directors to serve a term of three years and until their successors have been duly elected and qualified;

(2) the advisory approval of the Company's executive compensation;

(3) a vote in a non-binding advisory basis on the frequency of an advisory vote on executive compensation;

The Board of Directors has fixed the close of business on January 15, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ David J. Hessler
David J. Hessler
Secretary

February 11, 2013

The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 (the “2012 Annual Report”) is enclosed. The 2012 Annual Report contains financial and other information about the Company, but is not incorporated into the proxy statement and is not deemed to be a part of the proxy soliciting materials.

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote in person if they so desire. New for the 2013 Annual Meeting, registered stockholders can now cast their vote electronically at www.envisionreports.com/SHLO.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 13, 2013:

This proxy statement and the Company’s 2012 Annual Report are also available at http://www.edocumentview.com/SHLO.

SHILOH INDUSTRIES, INC.
880 Steel Drive
Valley City, Ohio 44280

________________________________________________________________

PROXY STATEMENT

________________________________________________________________

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 13, 2013

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Shiloh Industries, Inc., a Delaware corporation (the “Company”), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 13, 2013 at 10:00 a.m., at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio, 44280 (the “Annual Meeting”). This proxy statement and the accompanying proxy card and annual report to stockholders for the fiscal year ended October 31, 2012 are first being mailed to stockholders on or about February 11, 2013.

If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company of revocation or by submission of a later dated proxy prior to the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company prior to conduct of the vote at the Annual Meeting.

Stockholders of record of the Company at the close of business on January 15, 2013 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 16,995,345 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280 for a period of ten days prior to the meeting. Each share of Common Stock is entitled to one vote. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Broker non-votes will be considered “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. A broker non-vote occurs if your shares are held in "street name" by a broker or nominee and the broker or nominee reports your shares as non-votes because you did not provide your broker or nominee with voting instructions for your shares.

The three nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact in the election of Directors. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law, and, therefore, such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxy will be voted for the nominees for Director named in this proxy statement, for approval of the executive compensation of the Company's named executive officers, for three years for the frequency of an advisory vote on the executive compensation of the Company's named executive officers and in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting.

A representative of Grant Thornton LLP ("Grant Thornton"), the Company’s independent registered public accounting firm for fiscal 2012 and 2013, is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative so desires, as well as be available to respond to appropriate questions from stockholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of Directors to be as nearly equal in number of Directors as possible. Class II consists of Cloyd J. Abruzzo, George G. Goodrich, and Dieter Kaesgen, and their current term of office will expire at this Annual Meeting. Class III consists of Curtis E. Moll and Robert J. King and their current term of office will expire at the 2014 Annual Meeting. Class I consists of David J. Hessler and John J. Tanis and their current term of office will expire at the 2015 Annual Meeting. There is one vacancy in each of Class I and Class III. At each Annual Stockholders’ Meeting, Directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining Directors then in office.

The Board of Directors recommends that its three nominees for Director be elected at the Annual Meeting. The nominees are Cloyd J. Abruzzo, George G. Goodrich, and Dieter Kaesgen. Mr. Abruzzo has served as Director of the Company since 2004. Mr. Goodrich has served as Director of the Company since 2004. Mr. Kaesgen has served as Director of the Company since 2002. If any nominee becomes unavailable for any reason before the election, which event is not anticipated, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend. Information regarding the nominees for Director and the continuing Directors of the Company is set forth below:

Name	Age	Position(s)
Curtis E. Moll (1)	73	Chairman of the Board and Director
Cloyd J. Abruzzo (2)(3)(4)	62	Director
George G. Goodrich (1)(3)(4)	72	Director
David J. Hessler (2)	69	Secretary and Director
Dieter Kaesgen (2)	76	Director
Robert J. King, Jr. (2)	57	Director
John J. Tanis (1)(2)(3)(4)	86	Director
____________

(1)	Member of the Executive and Governance Committee.

(2)	Member of the Finance and Pension Administration Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Audit Committee.

Director Nominees

CLOYD J. ABRUZZO has served as a Director of the Company since March 2004. Mr. Abruzzo retired in December 2003 from Stoneridge, Inc., a global designer and manufacturer of specialty electrical components and systems for the automotive and commercial vehicle markets. From May 1993 until his retirement, Mr. Abruzzo was a Director and President and Chief Executive Officer of Stoneridge. Mr. Abruzzo joined Stoneridge in 1980 and held several positions prior to becoming President and Chief Executive Officer in May 1993.

In addition to his professional experience described above, the Company believes that Mr. Abruzzo should serve as a director because he provides in-depth industry knowledge, business acumen and leadership to the Board, which strengthens the Board’s collective qualifications, skills, and experience.

GEORGE G. GOODRICH has served as a Director of the Company since March 2004. Mr. Goodrich has been the Executive in Residence at the Boler School of Business at John Carroll University since January 2003 and had served on its Board of Directors from 1994 until June 2005. Mr. Goodrich retired from Arthur Andersen & Co., a public accounting firm, in August 2001 after spending 37 years with the firm. At the time of his retirement, Mr. Goodrich was a partner of the firm and was Director of Global Tax and Assistant Treasurer for Andersen Worldwide, the parent organization of Arthur Andersen & Co. From 1990 to 1996, Mr. Goodrich also was the Managing Partner of the Cleveland office of Arthur Andersen & Co.

Mr. Goodrich qualifies as an audit committee financial expert due to his extensive background in accounting and finance built through his career in public accounting. In addition to his professional and accounting experience described above, the Company believes that Mr. Goodrich should serve as a director because he provides valuable business experience and judgment to the Board, which strengthens the Board’s collective qualifications, skills and experience.

DIETER KAESGEN became a Director of the Company in May 2002. Mr. Kaesgen previously served as a Director of the Company from December 1995 until December 1999. Currently, Mr. Kaesgen has been President and Director of MTD Holdings Inc. ("MTD Holdings") since March 2003. From January 2005 until February 2009, Mr. Kaesgen served as Special Assistant to the Chairman of the Board of MTD Products Inc. ("MTD Products"), an outdoor power equipment manufacturer and a wholly owned subsidiary of MTD Holdings. From January 2001 until March 2005, Mr. Kaesgen served as President and Chief Operating Officer of MTD Products. Mr. Kaesgen has been a director of MTD Products since 1983. From October 1996 until January 2001, Mr. Kaesgen served as President of the Consumer Products Group of MTD Products. Mr. Kaesgen served as Executive Vice President and Chief Operating Officer of MTD Products from August 1988 to October 1996. Mr. Kaesgen has been employed with MTD Products since 1962 in various operational capacities.

Mr. Kaesgen has been active in the affairs of the Company for many years. In addition to his experience and business background described above, the Company believes that Mr. Kaesgen should serve as a director because he provides historical as well as an internal perspective of the Company’s business to the Board and strengthens the Board’s collective qualifications, skills, and experience.

Curtis E. Moll and Dieter Kaesgen are cousins.

Continuing Directors

CURTIS E. MOLL has served as a Director of the Company since its formation in April 1993 and became Chairman of the Board in April 1999. From 1980 through January 2010, Mr. Moll served as the Chairman of the Board and Chief Executive Officer of MTD Products. Mr. Moll is Chairman of the Board and Chief Executive Officer of MTD Holdings. MTD Holdings beneficially owns a majority of the Company’s Common Stock. Mr. Moll also serves as a director of MTD Products and The Sherwin-Williams Company. Mr. Moll formerly served as a director of AGCO Corporation, a manufacturer of agricultural machinery.

Mr. Moll has been active in the affairs of the Company since the Company’s formation. In addition to his experience and business background described above, the Company believes that Mr. Moll should serve as a director because he has extensive manufacturing, distribution and management experience and provides an historical as well as an internal perspective of the Company’s business to the Board and strengthens the Board’s collective qualifications, skills, and experience.

DAVID J. HESSLER has served as the Secretary and a Director of the Company since its formation in April 1993. Mr. Hessler has been a Senior Partner in the law firm of Wegman, Hessler & Vanderburg or its predecessors since 1968, and served as the Secretary of MTD Products from 1977 through January 2003. Mr. Hessler served as a director of MTD Products from January 2003 through January 2006. Mr. Hessler also serves as Secretary and as a director of MTD Holdings. MTD Holdings beneficially owns a majority of the Company’s Common Stock.

Mr. Hessler has counseled clients in governance and business matters in his role at the law firm. Mr. Hessler has served the Company as a legal adviser since the Company’s formation. In addition to his legal and management experience described above, the Company believes that Mr. Hessler should serve as a director because he brings thoughtful analysis, sound judgment and insight about best practices to the Board, in addition to his professional experiences, which strengthens the Board’s collective qualifications, skills and experience.

ROBERT J. KING, JR. has served as a Director of the Company since February 2005. In September 2009, Mr. King was appointed and currently serves as President and Chief Executive Officer of Park View Capital Corp. and Park View Federal Savings Bank. From October 2006 to September 2009, Mr. King was Senior Managing Director of FSI Group, Inc., a manager of private equity funds. From January 2006 to October 2006, Mr. King was a managing director of Western Reserve Partners LLC, an investment banking firm. Mr. King retired in January 2005 from Fifth Third Bancorp, a diversified financial services company. From August 1997 until his retirement, Mr. King was President and Chief Executive Officer of Fifth Third Bank (Northeastern Ohio). Mr. King also served as Regional President of Fifth Third Bank from June 2002 until his retirement. From 1990 through July 1997, Mr. King served as President and Chief Executive Officer of Fifth Third Bank (Northwestern Ohio). Mr. King joined Fifth Third Bank in 1975 and held a variety of positions prior to becoming President and Chief Executive Officer (Northwestern Ohio) in 1990. Mr. King is a director of MTD Holdings, MTD Products, The Andersons, Inc., Park View Capital Corp. and Park View Federal Savings Bank.

 In addition to his professional experience described above, the Company believes that Mr. King should serve as a director because he has implemented acquisition strategies and financial transactions and capitalization initiatives throughout his career. His industry and leadership experience from both an operational and financial perspective strengthens the Board’s collective qualifications, skills and experience.

JOHN J. TANIS has served as a Director of the Company since March 2001. From 1973 until he retired in 1997, Mr. Tanis served as Chairman, President and Chief Executive Officer of United Screw and Bolt Corporation, a manufacturer of metal stampings and plastic components.

Mr. Tanis has several decades of experience in overseeing the corporate governance and financial performance of a manufacturing company that participated in the automotive supply chain. In addition to the knowledge and experience described above, the Company believes that Mr. Tanis should serve as a director because he provides insight about industry trends and expectations to the Board, which strengthens the Board’s collective qualifications, skills and experience.

Director Vacancies

On February 1, 2013, Theodore K. Zampetis and Gary A. Oatey resigned from the Board of Directors. Currently there are two vacant positions on the Company's Board of Directors. The Board of Directors intends to appoint directors to fill these vacancies and that Mr. Ramzi Hermiz, President and Chief Executive Officer of the Company, will fill one of these vacancies.

Board of Directors, Committees and Directors Meetings

The Board does not have a policy regarding the separation of the roles of the Chief Executive Officer ("CEO") and Chairman of the Board of Directors because the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. At this time, the Board has determined that having a separate director, who is not also serving as the Company’s CEO, serve as Chairman is in the best interest of the Company’s shareholders. This structure ensures a greater role for the outside directors in the oversight of the Company and active participation of all the directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Company’s President and CEO to spend more time and focus on the strategic direction and management of the Company’s day-to-day operations.

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors oversees the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee regularly reviews enterprise-wide risk management, which includes treasury risks (commodity pricing, foreign exchange rates, credit and debt exposures), financial and accounting risks, legal and compliance risks, and other risk management functions. The Compensation Committee considers risks related to the attraction and retention of talent and related to the design of compensation programs and arrangements. The Compensation Committee and management believe that the Company maintains appropriate compensation policies and practices so as not to have a material adverse effect on the Company. The full Board considers strategic risks and opportunities and regularly receives reports from management on risk and from the committees regarding risk oversight in their areas of responsibility.

The Board of Directors has determined that the Company is a “controlled company,” as defined in Rule 5615(c)(1) of the Marketplace Rules of the Nasdaq Stock Market, based on MTD Holdings’ beneficial ownership of approximately 50.4% of the outstanding Common Stock. Accordingly, the Company is not required to meet certain of the Marketplace Rules of the Nasdaq Stock Market, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirements regarding the nomination of directors by independent directors.

 The Board has determined that Messrs. Abruzzo, Goodrich, and Tanis are independent under the Nasdaq’s corporate governance rules. The independent Directors meet regularly in executive session.

The Board of Directors has four standing committees: the Executive and Governance Committee, the Audit Committee, the Compensation Committee and the Finance and Pension Administration Committee.

The Executive and Governance Committee exercises the power and authority of the Board of Directors on all matters, except as expressly limited by applicable law, in the interim period between Board of Directors’ meetings. The Executive and Governance Committee did not meet in fiscal 2012. The current members of the Executive and Governance Committee are Messrs. Goodrich, Moll, and Tanis.

The Board of Directors has adopted an Audit Committee charter that complies with Rule 5605(c)(1) of the Marketplace Rules of the Nasdaq Stock Market. The charter of the Audit Committee is available on the Company’s website (http://www.shiloh.com/investor.html). The Audit Committee has the responsibilities and authority under the charter set forth in Rule 5605(c)(1) of the Marketplace Rules of the Nasdaq Stock Market. Among other things, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee approves all related-party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

The current members of the Audit Committee are Messrs. Abruzzo, Goodrich, and Tanis. The Board of Directors has determined that it has at least one “audit committee financial expert,” as defined in Item 404(h)(5) of Regulation S-K, serving on the Audit Committee, George G. Goodrich, and that Mr. Goodrich is an “independent director” as defined in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. The Audit Committee held four meetings in fiscal 2012.

The Compensation Committee oversees all matters relating to human resources of the Company and administers (1) all stock option or stock-related plans and, in connection therewith, all awards of options and performance units to employees pursuant to any such stock option or stock related plan, (2) all bonus plans, including, without limitation, the Senior Management Bonus Plan and the Executive Incentive Bonus Plan and (3) all compensation of the Chief Executive Officer of the Company. The current members of the Compensation Committee are Messrs. Abruzzo, Goodrich, and Tanis. The Compensation Committee operates without a written charter. The Compensation Committee held one meeting in fiscal 2012.

The Finance and Pension Administration Committee reviews matters relating to various finance issues facing the Company as well as matters related to the Company’s pension plans. The current members of the Finance and Pension Administration Committee are Messrs. Abruzzo, Hessler, Kaesgen, King and Tanis. The Finance and Pension Administration Committee held three meetings during fiscal 2012.

The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and the entire Board of Directors functions in the capacity of a nominating committee.

The Board of Directors periodically reviews the desired skills and characteristics for directors as well as the composition of the Board of Directors as a whole. This assessment considers the directors’ qualifications and independence, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board of Directors’ activities and the willingness to do so. The Board of Directors does not have a formal policy specifically focusing on the consideration of diversity; however, diversity is one of the many factors that the Board of Directors considers when identifying candidates. In addition to the foregoing considerations, the Board of Directors will consider nominees suggested by directors and management. Ultimately, the Board of Directors will consider prospective nominees the Board believes will be effective, in collaboration with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s stockholders.

The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. Because of the size of the Board of Directors and the small turnover of its members historically, the Board addresses the need to retain members and fill vacancies after discussion among current members and the Company’s management. Accordingly, the Board of Directors has determined that it is appropriate not to have such a policy at this time. The Board of Directors, however, will consider director candidates recommended by stockholders. Any stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate pursuant to the procedures set forth below under “Communication with the Board of Directors.” The Board of Directors does not have any specific qualifications that have to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

The Board of Directors held five meetings in fiscal 2012. All of the Directors attended at least seventy-five percent of the total meetings held by the Board of Directors and by all committees on which they served in fiscal 2012. Although the Company does not have a policy with respect to attendance by the Directors at the Annual Meeting of Stockholders, Directors are encouraged to attend. Eight of the nine members of the Board of Directors attended the 2012 Annual Meeting of Stockholders.

Communication with the Board of Directors

The Board of Directors of the Company believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular Director may do so by sending a letter to the Secretary of the Company at 880 Steel Drive, Valley City, Ohio 44280. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

Principal Accountant Fees and Services

Audit Fees

Fees paid in fiscal 2012 and fiscal 2013 pertaining to fiscal 2012 to Grant Thornton for the audit of the annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and for the reviews of the consolidated financial statements included in the Company’s Forms 10-Q were $477,737 for the 2012 fiscal year and $450,285 for the 2011 fiscal year, which were paid in fiscal 2011 and fiscal 2012.

Audit-Related Fees

For fiscal 2012 and 2011, there were no fees paid to Grant Thornton for audit-related services.

Tax Fees

Fees paid to Grant Thornton associated with tax compliance and tax consultation were $0 and $5,355 for the fiscal years ended October 31, 2012 and 2011, respectively.

All Other Fees

For fiscal 2012 and 2011, there were no fees paid to Grant Thornton for products or services other than those listed above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent auditor prior to the commencement of the specified services.

For the fiscal years ended October 31, 2012 and 2011, 100% of the services described in “Audit Fees” and “Tax Fees” were approved by the Audit Committee in accordance with the Company’s formal policy on auditor independence.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee during the fiscal year ended October 31, 2012 were Messrs. Abruzzo, Goodrich and Tanis and Gary A. Oatey, who resigned as a Director on February 1, 2013. No officer or employee of the Company served on the Compensation Committee. Additionally, no Compensation Committee interlocks existed during the Company’s 2012 fiscal year.

Certain Relationships and Related Transactions

Constantine Zampetis, an employee of the Company, is the son of Theodore K. Zampetis, the Company's former President and Chief Executive Officer. His salary for fiscal 2012 was $112,769, which is in line with comparable positions within the Company and he received a bonus of $38,700 for fiscal 2012.

Mr. Moll is the Chairman of the Board and Chief Executive Officer of MTD Products and Chairman of the Board and Chief Executive Officer of MTD Holdings, Mr. Kaesgen is a director of MTD Products and the President and a Director of MTD Holdings, Mr Hessler is the Secretary of MTD Holdings, and Mr. King is a director of MTD Holdings.

In fiscal 2012 and 2011, the Company had sales to MTD Products and its affiliates in the aggregate amount of approximately $6.6 million and $8.3 million, respectively.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Except as otherwise noted, the following table sets forth certain information as of December 31, 2012 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by each of the Directors and each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and all Directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or five-percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and includes options held by such entities and individuals that were exercisable on December 31, 2012 or within 60 days thereafter. As of December 31, 2012, the Company had 16,986,512 shares of Common Stock outstanding.

Names And Addresses of Beneficial Owners	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Shares of Common Stock Beneficially Owned (%)
MTD Holdings Inc (1)	8,565,641	50.4%
5965 Grafton Road
Valley City, Ohio 44280
Dimensional Fund Advisers, Inc. (2)	1,312,701	7.7%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
T. Rowe Price Associates, Inc. (3)	1,444,756	8.5%
100 E. Pratt Street
Baltimore, Maryland 21202
Raging Capital Management, LLC (4)	915,430	5.4%
254 Witherspoon Street
Princeton, NJ 08542
Cloyd J. Abruzzo (5)	18,000	*
George G. Goodrich	3,000	*
David J. Hessler (6)	80,235	*
Dieter Kaesgen (7)	8,452,266	49.8%
Robert J. King, Jr.	1,500	*
Curtis E. Moll (8)	8,588,141	50.6%
John J. Tanis	4,000	*
Thomas M. Dugan (9)	35,108	*
Anthony Parente (10)	45,667	*
Theodore K. Zampetis (11)	2,105,875	12.4%
Ramzi Hermiz (12)	80,257	*
All Directors and executive officers as a group (13 persons) (13)	11,009,949	64.8%
______________________________

*	Less than one percent

(1)
Information reported is based on a Schedule 13D as filed with the Securities and Exchange Commission on January 29, 2013. MTD Holdings owns 100% of the capital stock of MTD Products. Includes 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. MTD Holdings had sole voting power over 7,300,866 shares of common stock and sole dispositive power over 7,300,866 shares of common stock. Also includes 160,375 share of Common Stock held by Mr. Moll.

(2)
Information reported is based on a Schedule 13G as filed with the Securities and Exchange Commission on February 14, 2012. Dimensional Fund Advisors L.P. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the “Funds”). In its role as investment advisor and investment manager, Dimensional had sole voting power over 1,280,987 shares of Common Stock and sole dispositive power over 1,312,701 shares of Common Stock as of December 31, 2011. The Funds own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(3)
Information based on Schedule 13G as filed with the Securities and Exchange Commission on February 14, 2012. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and for sole power to vote securities. In its role as investment advisor, Price Associates, Inc., had sole voting power over 1,438,056 shares of Common Stock and sole dispositive power over 1,444,756 shares of Common Stock as of December 31, 2011. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
Information based on Schedule 13G as filed with the Securities and Exchange Commission on December 31, 2012. These securities are owned by various individual and institutional investors for which Raging Capital Management, LLC (Raging Capital) serves as investment advisor with power to direct investments and/or sole power to vote securities. In its role as investment advisor, Raging Capital had shared voting power over 915,430 shares of Common Stock and shared dispositive power over 915,430 shares of Common Stock as of December 21, 2012. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Raging Capital is deemed to be a beneficial owner of such securities; however, Raging Capital expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	These 18,00 shares of Common Stock are held by KKM Investments LLC, a limited liability company of which Mr. Abruzzo is a partner.

(6)
Includes 1,000 shares of Common Stock owned by Mr. Hessler’s spouse and 20,000 shares of Common Stock held by the Jochum Moll Foundation, a charitable organization in which Mr. Hessler shares voting and investment power over all the foundation’s assets. Mr. Hessler disclaims beneficial ownership of these 21,000 shares of Common Stock.

(7)
Includes 7,300,866 shares of Common Stock which are owned of record by MTD Holdings and 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Kaesgen is a Director and President of MTD Holdings and a director of MTD Products. Mr. Kaesgen’s address is c/o MTD Holdings Inc, 5965 Grafton Road, Valley City, Ohio 44280. Includes 40,000 shares of Common Stock held under the Dietrich Kaesgen Declaration of Trust U/A.D/ 5/7/2007.

(8)
Includes 7,300,866 shares of Common Stock which are owned of record by MTD Holdings and 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Moll is Chairman of the Board and Chief Executive Officer of MTD Holdings and is Chairman of the Board and Chief Executive Officer of MTD Products. Also includes 500 shares of Common Stock held by The Moll Family Properties, an Ohio general partnership of which Mr. Moll is a general partner, 1,000 shares of Common Stock held by Mr. Moll’s spouse, 1,000 shares held by Mr. Moll’s daughter and 20,000 shares of Common Stock held by the Jochum Moll Foundation, a charitable organization, in which Mr. Moll shares voting and investment power over all the foundation’s assets. Mr. Moll’s address is c/o MTD Holdings, Inc, 5965 Grafton Road, Valley City, Ohio 44280.

(9)
Includes 14,999 shares of Common Stock subject to stock options granted under the Company’s Amended and Restated 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of December 31, 2012.

(10)
Includes 26,667 shares of Common Stock subject to stock options granted under the Company’s Amended and Restated 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of December 31, 2012.

(11)
Includes 46,316 shares of Common Stock subject to stock options granted under the Company’s 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of December 31, 2012. Also includes 191,646 shares of Common Stock held on December 31, 2012 by the T.K. Zampetis Family Foundation, a Section 501(c)(3) charitable organization in which Mr. Zampetis shares voting and investment power over all the foundation’s assets. Does not include shares of Common Stock owned by Mr. Zampetis’ son, Constantine Zampetis, of which Mr. Zampetis disclaims beneficial ownership.

(12)	Includes 80,257 shares of restricted Common Stock granted pursuant to the terms of the Amended and Restated 1993 Key Employee Stock Incentive Plan.

(13)
Includes 106,148 shares of Common Stock subject to stock options granted under the Company’s Amended and Restated 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of December 31, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Exchange Act which were furnished to the Company during or with respect to fiscal 2012 by persons who were, at any time during fiscal 2012, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, all Section 16(a) filing requirements for reporting persons were met, except a late Form 4 filed by Theodore K. Zampetis on October 16, 2012 regarding his exercise of stock options on October 11, 2012, a late Form 3 filed by Elie Azzi on January 5, 2012 regarding his appointment as Vice President, Quality Assurance and Project Management, a Form 4 filed by Elie Azzi on January 5, 2012 regarding his stock options grant, a late Form 3 filed by Tres Kline on January 5, 2012 regarding his appointment as Vice President, Sales and Business Development, a Form 4 filed by Tres Kline on January 5, 2012 regarding his stock options grant, a late Form 3 filed by Paul Harland on January 5, 2012 regarding his appointment as Vice President, Manufacturing Operations, a Form 4 filed by Paul Harland on January 5, 2012 regarding his stock options grant and a Form 4 filed by Michael P. Randall on January 5, 2012 regarding his stock options grant.

Summary Compensation Table

The table below provides information relating to compensation for fiscal 2012 and 2011 for the Company’s Chief Executive Officer, former Chief Executive Officer and two executive officers of the Company. The amounts shown include compensation for services in all capacities that were provided to the Company and its direct and indirect subsidiaries and predecessors.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Ramzi Hermiz,	2012	$80,769	n/a	$817,000	n/a	$133,600	n/a	$1,400	$1,032,769
President and Chief Executive Officer (6)	2011	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Theodore K. Zampetis,	2012	$500,000	n/a	n/a	n/a	$515,100	n/a	$26,092	$1,041,192
Former President and Chief Executive Officer (6)	2011	$481,250	n/a	n/a	$220,925	$408,346	n/a	$26,443	$1,136,964

Anthony M. Parente,	2012	$193,846	n/a	n/a	n/a	$163,700	n/a	$19,224	$376,770
Vice President and Chief Technology Officer	2011	$176,154	n/a	n/a	$89,400	$112,068	n/a	$15,200	$392,822

Thomas M. Dugan,	2012	$160,673	n/a	n/a	n/a	$135,100	n/a	$14,792	$310,565
Vice President of Finance and Treasurer	2011	$142,305	n/a	n/a	$44,700	$88,475	n/a	$13,167	$288,647

______________________________

(1)	Amounts paid under the Company's bonus plan falls under the non-equity incentive plan caption because there are benchmarks that must be met in order for the Company to pay the bonus.

(2)
Mr. Hermiz, on his start date, was granted a number of shares of restricted stock with a value equal to $700,000. The restricted stock vests in four equal annual installments of 25% each year on his anniversary date. In addition, Mr. Hermiz was granted a number of shares of restricted stock with a value equal to $117,000, which vest on the first anniversary of his start date. There were no other stock awards outstanding or forfeitures of stock awards in fiscal 2012 or fiscal 2011 by the named executive officers.

(3)
The amount reported in this column represents the aggregate grant date fair value of option awards granted during fiscal year 2011 to the named executive officers computed in accordance with FASB ASC Topic 718.

(4)
Each of the awards described for fiscal 2012 were earned in fiscal 2012 and paid to the named executive officer in the first quarter of fiscal 2013. Each of the awards described for fiscal 2011 were earned in fiscal 2011 and paid to the named executive officer in the first quarter of fiscal 2012.

(5)
The amounts shown in the “All Other Compensation” column are attributable to the following: $1,400 to Mr. Hermiz in fiscal 2012 for an auto allowance and $8,400 to Mr. Zampetis and Mr. Parente in fiscal 2012 and 2011 for an auto allowance. Mr. Dugan received $8,400 for an auto allowance in fiscal 2012 and $6,800 for an auto allowance in fiscal 2011. In addition, included are the Company’s contributions to the Company’s defined contribution plan on behalf of each named executive officer. Mr. Zampetis received a contribution of $17,692 for fiscal year 2012 and did not receive a contribution in fiscal 2011, Mr. Parente received a contribution of $10,824 in fiscal 2012 and $6,800 in fiscal 2011 and Mr. Dugan received a contribution of $5,692 in fiscal 2012 and $5,667 in fiscal 2011. Also included are the Company's contributions to the Company's high deductible medical insurance plan. Mr. Hermiz, Mr. Zampetis and Mr. Parente did not participate in that plan for either year. Mr. Dugan received a contribution of $700 to his high deductible medical insurance plan for both fiscal 2012 and 2011.

(6)
On August 29, 2012, the Board of Directors of the Company appointed Mr. Hermiz as President and Chief Executive Officer effective September 4, 2012 succeeding Mr. Zampetis. Amounts for Mr. Hermiz reflect compensation received beginning on that date. Mr. Zampetis served in an advisory capacity to facilitate a smooth transition until his retirement on December 31, 2012.

Narrative Disclosure to Summary Compensation Table

Overview

The following should be read in conjunction with the information presented in the compensation tables, the footnotes to those tables and the related disclosures appearing later in this proxy statement. The tables and related disclosures contain specific information about the compensation earned or paid during the fiscal years ending October 31, 2012 and 2011 to the following individuals, whom are referred to as the Named Executive Officers: Ramzi Hermiz, President and Chief Executive Officer, Theodore K. Zampetis, Director and former President and Chief Executive Officer; Anthony M. Parente, Vice President and Chief Technology Officer; and Thomas M. Dugan, Vice President of Finance and Treasurer.

The compensation and benefits payable to the Company’s Directors and executive officers are established by the Compensation Committee of the Company’s Board of Directors (the “Committee”). For the fiscal years ending October 31, 2012, the Committee consisted of four members, Cloyd J. Abruzzo (Chairman), George G. Goodrich, Gary A. Oatey and John J. Tanis, each of whom was an independent director within the meaning of the listing standards of the Nasdaq Stock Market, a disinterested director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and a “non-employee director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (The "Internal Revenue Code").

The Committee held one meeting during fiscal 2012. Agendas for the meetings were established by the Chairman of the Committee. The Committee generally invites the Company’s Chief Executive Officer to the meetings, and occasionally invites other members of senior management to provide relevant data and information, individual performance assessment and compensation recommendations. In addition, the Committee regularly meets in executive session without management. Because the Committee is satisfied with its experience in the Company’s industry and has reviewed publicly available information regarding the compensation of executives of similar companies in the industry, the Committee has not engaged a corporate compensation consultant.

Compensation Philosophy

The Company’s basic objectives for executive compensation are to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.

Compensation Setting Process and Objectives

Usually on an annual basis near the end of each fiscal year, the Committee reviews and establishes the compensation program for the subsequent year for the Named Executive Officers based on the Company’s performance, individual performance and experience and market conditions and comparisons to the Company's competitors. The Company’s Chief Executive Officer, after he meets with each of the executives, reviews their performance for the past year and, in cooperation with each executive, tailors personal goals (both qualitative and quantitative) for each executive for the next fiscal year. After these meetings, the CEO recommends a compensation package and individual performance goals for each executive to the Committee for their consideration. The Committee conducts a similar process for the CEO. In determining the mix and amount of executive compensation, the Committee reviews all components of executive compensation, including base salary, short-term incentives, long-term incentives, deferred compensation and perquisites, each of which is a common component of executive compensation at companies with which the Company competes.

Elements of Compensation

The elements of the Company’s executive compensation program consist of base salary, short-term incentives (cash bonuses), long-term incentives (restricted stock and stock options), deferred compensation (cash balance retirement plan and profit sharing retirement plan) and other perquisites and personal benefits.

Base Salary. Base salaries serve as a primary means of compensation for Named Executive Officers and are set within ranges that are reasonable, considering comparable positions in companies similar to the Company in industry and region. Base salaries are also intended to be equitable and high enough to keep qualified executives from being over-dependent on cash bonuses in a cyclical industry. In recognition of the state of the automotive industry that the Company serves, the Company has in the past initiated steps to respond to current and anticipated market conditions.

Mr. Hermiz was appointed as President and Chief Executive Officer effective September 4, 2012 with an annual salary of $700,000.

Mr. Zampetis, the Company's former President and Chief Executive Officer, had an annual salary of $500,000.

Mr. Parente served as the Vice President and Chief Technology Officer with an annual salary of $190,000 at the beginning of fiscal 2012. On May 28, 2012, Mr. Parente was awarded a merit increase raising his salary to $200,000.

Mr. Dugan served as Vice President of Finance and Treasurer with an annual salary of $150,000. On January 30, 2012, Mr. Dugan was awarded a merit increase raising his salary to $165,000.

As a result, the base salary earned by each Named Executive Officer during fiscal year 2012 was:

Named Executive Officer	2012 Base Salary Earned
Ramzi Hermiz	$80,769
Theodore K. Zampetis	$500,000
Anthony M. Parente	$193,846
Thomas M. Dugan	$160,673
_______________________________

Short-Term Incentives. The Company maintained the Shiloh Industries, Inc. Senior Management Bonus Plan (the “Bonus Plan”) during fiscal 2012 to provide its executive officers with annual cash incentives for superior performance. The Bonus Plan, which was reapproved by the stockholders of the Company in 2010, is administered by the Compensation Committee and entitles named executive officers to be paid a cash bonus based upon the attainment of certain performance criteria established annually by the Compensation Committee.

For fiscal 2012, the Compensation Committee established performance goals based on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") as well as return on capital ("ROIC"), entitling the executive officers to be paid a bonus based upon varying percentages of their respective base salaries and the level of achievement of EBITDA and ROIC in relation to the targets established by the Compensation Committee. The Committee established the target bonus for Mr. Hermiz at 100% of his base salary, for Mr. Zampetis at 90% of his base salary and for Messrs. Parente and Dugan at 65% of their respective salaries.

Generally, for each percent that the Company's EBITDA and ROIC exceeded the EBITDA target of $43.1 million and the ROIC target of 11.0% for fiscal 2012, the executive's bonus would be increased by the corresponding percentage above the target bonus. For each percentage the Company's EBITDA and ROIC were less than the targets, the executives bonus would be reduced by two times the percentage. If the Company's EBIDTA and ROIC was less than 75% of the target, no bonus would be earned. The bonus earned by each executive may be increased or decreased based upon the Committee's and the President and Chief Executive Officer's evaluation of each executive's personal performance goals and metrics.

For fiscal 2012, the Company attained 112.8% of the established EBITDA performance of $43.1 million and attained 120.0% of the established ROIC performance of 11.0%, for a weighted attainment of 114.6%. The aggregate cash bonuses awarded under the Senior Management Bonus Plan were $1,277,200. The awards earned under the Senior Management Bonus Plan in fiscal 2012 were paid to the named Executive Officers in the first quarter of fiscal 2013.

Long-Term Incentives. Long-term incentives consisting of restricted stock and stock options are intended to motivate executives to make and execute plans that improve stockholder value over the long-term. The Committee believes that equity-based awards align executives’ interests with those of shareholders by reinforcing the risk of ownership and the importance of providing competitive long-term, total returns to shareholders. Such awards are granted under the Amended and Restated 1993 Key Employee Stock Incentive Plan, and awards are generally based on the recipient’s position within the Company and other personal performance factors. The Committee generally grants stock option awards annually. After the end of the fiscal year, the Committee assesses the financial performance of the Company, reviews the performance evaluations of each executive officer, and considers the Chief Executive Officer's recommendations for stock option awards and grants the appropriate awards.

During fiscal year 2012, the Named Executive Officers did not receive option awards. Mr. Hermiz, as part of his offer of employment, was granted restricted stock with a value of $700,000 that will vest in four equal installments of 25% each year on the first four anniversaries of his start date and was granted restricted stock with a value of $117,000 which Mr. Hermiz would have expected to receive under the terms of the SERP plan maintained by his previous employer that will vest on the first anniversary of his start day.

Deferred Compensation. In addition to a 401(k) plan, the Company provides a cash balance retirement plan and a profit sharing retirement plan, which is available to the Named Executive Officers of the Company on the same basis as all other eligible employees of the Company. The plans are designed to provide participants with a means by which to save for retirement. Both plans are qualified plans to which the Company has made profit sharing and matching contributions on behalf of the plans’ participants. On October 31, 2006, the Company announced the freezing of benefits under its cash balance retirement plan. As a result, the cash balance retirement plan ceased to accrue current service costs effective January 31, 2007. Benefit obligations that were earned through January 31, 2007 by plan members remained and will continue to accrue interest and vest in accordance with the plan’s vesting requirements, with 100% vesting achieved after five years of service.

Under the cash balance retirement plan’s benefit formula, the estimated annual benefit payable upon retirement at age 65 as of October 31, 2012 for Mr. Parente and Mr. Dugan was $75,321 and $58,697, respectively. Mr. Hermiz and Mr. Zampetis, former President and Chief Executive Officer, are not entitled to benefits under this plan.

Auto Allowance and other perquisites. In fiscal years 2012 and 2011, the Company provided each named executive officer with an automobile allowance of $8,400. Both Mr. Zampetis and Mr. Parente received the allowance for both years and Mr. Dugan began receiving the auto allowance upon his appointment as Vice President of Finance and Treasurer in January of 2011. In addition, Mr. Dugan was provided with employer contributions to the high deductible medical insurance plan. He received $700 for both fiscal year 2012 and 2011.

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code places a limit on the deduction as a business expense of compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the Company’s Chief Executive Officer and the next three most highly compensated executive officers in the year that the compensation is paid other than the Company's Chief Financial Officer). Compensation that is “performance-based compensation” is exempted from the limitation if certain procedural requirements are satisfied. The Company’s Bonus Plan is designed so that compensation paid under it qualifies as performance-based compensation within the meaning of Section 162(m).

Employment Agreement and Change in Control Agreements

Employment Agreement

None of the Named Executive Officers other than Mr. Hermiz has an employment agreement. Under the agreement, Mr. Hermiz will be paid an initial salary of $700,000 per year and will be eligible to participate in the Company's management bonus plan, with an initial target annual bonus opportunity equal to 100% of his base salary. The bonus is based on the attainment of certain performance criteria mutually developed annually by the Compensation Committee and management.

Mr. Hermiz also will be eligible to participate in the employee benefit plans established by the Company for its employees from time to time in accordance with the terms and conditions of those programs and plans as in effect from time to time. Mr. Hermiz's base salary and target annual bonus opportunity are subject to annual review and adjustment by the Compensation Committee, and may be increased but not decreased at that time.

Mr. Hermiz is eligible to receive future equity grants under the Shiloh Industries, Inc. Amended and Restated 1993 Key Employee Stock Incentive Plan (or any successor plan thereto) as determined by the Compensation Committee. The initial target annual equity grant opportunity will be equal to 100% of his base salary. The actual grant, if any, for any given year will be based upon the attainment of certain performance criteria established annually by the Compensation Committee. The target annual equity opportunity is subject to annual review and adjustment by the Compensation Committee.

If the Company separates Mr. Hermiz from service (other than for cause), Mr. Hermiz causes a separation from service for good reason or Mr. Hermiz dies or suffers a disability, then the Company will pay Mr. Hermiz a cash severance payment equal to the sum of his annual then-current base salary, any earned but unpaid bonus payment for the previous year, and his target bonus opportunity under the senior management bonus plan for the year during which the separation from service occurs. The severance payment is conditioned on execution of a release of any claims Mr. Hermiz may have against the Company and its subsidiaries. Mr. Hermiz will not receive the severance payment if he is entitled to compensation and benefits under the Change in Control Agreement described below.

Change in Control Agreements

The Company has entered into Change in Control Agreements with Mr. Hermiz, Mr. Parente and Mr. Dugan. Under each agreement, certain benefits are payable by the Company to the Named Executive Officer if any of the following occur: (a) any person or group of persons (with certain limited exceptions) becomes the beneficial owner of 35% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the outstanding voting securities of the Company, (b) a change in the composition of the Board of Directors results in a majority of the Directors that are not incumbent directors, (c) with certain limited exceptions, a merger or other such reorganization of the Company is consummated, or (d) the Company is completely liquidated or dissolved.

Upon a change of control, or if the Company terminated a Named Executive Officer not more than 180 days prior to a change in control, the Company must pay such Name Executive Officer an amount equal to two times the sum of his effective annual salary and bonus, if such executive is Mr. Hermiz, or a fixed dollar amount, if such executive is Mr. Parente, or an amount equal to one and a half times the sum of his effective annual salary and bonus, if such executive is Mr. Dugan. In addition, the Company will provide continued health coverage for the Named Executive Officer at a level at least as high as that enjoyed by the Named Executive Officer prior to the change in control or, if the Named Executive Officer’s employment is terminated within 18 months after a change in control, the Company will reimburse him for the full cost of any group health continuation coverage that the Company would otherwise be required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 until the earlier of the date (a) the Named Executive Officer becomes covered by comparable health coverage offered by another employer, or (b) 18 months after the date he receives his payment from the change in control. In addition, beginning on the first day of the month after the expiration of Mr. Hermiz's COBRA continuation coverage period and provided that Mr. Hermiz has not obtained comparable health care coverage offered by another employer, the Company will make a monthly payment to Mr. Hermiz in the amount of the monthly COBRA coverage premium in effect under the Company's group health plan on the date the COBRA continuation coverage period began until the earlier of the date that:

i.Mr. Hermiz becomes covered by comparable health care coverage offered by another employer, or

ii.is 24 months after the date of termination of Mr. Hermiz's employment.

To the extent a payment is made to Mr. Hermiz or Mr. Dugan under his Change in Control Agreement and would be subject to excise taxes imposed by Sections 4999 and 280G of the Internal Revenue Code, then the Company will pay Mr. Hermiz or Mr. Dugan the greater of (i) the change in control payment less the applicable excise taxes and (ii) the change in control payment reduced by an amount necessary so there are no excise taxes imposed by Sections 4999 and 280G of the Internal Revenue Code.

To the extent a payment is made to Mr. Parente under a Change in Control Agreement and would be subject to excise taxes imposed by Sections 4999 and 280G of the Internal Revenue Code then the Company will pay to Mr. Parente an additional amount sufficient to offset such excise taxes and penalties incurred by Mr. Parente, as well as additional excise taxes and penalties that may result from such payment to offset the original excise taxes and penalties.

Had a change of control occurred on October 31, 2012, the last day of fiscal 2012, the following aggregate consideration would have been due to the Named Executive Officers currently employed by the Company: Mr. Hermiz, $2,817,999; Mr. Parente, $540,790; and Mr. Dugan $421,132. The preceding amounts are composed of the change of control payment, the value of continued healthcare benefits and excise tax gross-up or reduction. The amounts of the change of control payment, the value of continued healthcare benefits and excise tax gross-up or reduction, respectively, for each currently employed Named Executive Officer is as follows:

Named Executive Officer	Change in Control Payment	Value of Continued Healthcare Benefits	Excise Tax Gross-up or Reduction	Total Change in Control Aggregate Consideration
Ramzi Hermiz	$2,800,000	$17,999	$—	$2,817,999
Anthony M. Parente	$528,000	$12,790	$—	$540,790
Thomas M. Dugan	$408,375	$15,535	$(2,778)	$421,132

The change of control payment and the gross-up or reduction would be paid in a lump sum.

Shiloh Industries, Inc.
Outstanding Equity Awards at Fiscal Year End for Fiscal Year 2012

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options – Not Exercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (2)	Market Value of Shares that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares that Have Not Vested
Ramzi Hermiz	n/a	n/a	n/a	n/a	n/a	80,257	$817,000	n/a	n/a
Theodore K. Zampetis	2,768	5,537	—	$13.24	12/10/2015	n/a	n/a	n/a	n/a
Theodore K. Zampetis	29,648	—	—	$14.74	2/14/2017	n/a	n/a	n/a	n/a
Theodore K. Zampetis	5,565	11,130	—	$12.04	12/10/2020	n/a	n/a	n/a	n/a
Anthony M. Parente	10,000	—	—	$14.74	2/14/2017	n/a	n/a	n/a	n/a
Anthony M. Parente	10,000	—	—	$5.30	8/13/2019	n/a	n/a	n/a	n/a
Anthony M. Parente	3,333	6,667	—	$12.04	12/10/2020	n/a	n/a	n/a	n/a
Thomas M. Dugan	2,000	—	—	$13.06	10/28/2015	n/a	n/a	n/a	n/a
Thomas M. Dugan	8,000	—	—	$14.74	2/14/2017	n/a	n/a	n/a	n/a
Thomas M. Dugan	1,666	—	—	$5.30	8/13/2019	n/a	n/a	n/a	n/a
Thomas M. Dugan	1,667	3,333	—	$12.04	12/10/2020	n/a	n/a	n/a	n/a
____________

(1)
The options shown above that are not exercisable at October 31, 2012 were granted to the Named Executive Officers on December 10, 2010. These awards vest over a three year period, with one third of the awards vesting on December 10, 2011, 2012 and 2013, respectively.

(2)
The restricted stock shown above that is not vested at October 31, 2012 was granted to Mr. Hermiz on September 4, 2012 as part of his compensation package. The restricted stock was offered in two separate grants, 11,494 shares that vest on September 4, 2013 and 68,763 shares that vest one fourth on September 4, 2013, 2014, 2015 and 2016, respectively.

Director Compensation

In fiscal 2012, all Directors, other than Directors who are employees of the Company, received a retainer of $10,000 per quarter, or $10,500 per quarter for Directors who served as Chairman of a committee. In addition, each such Director received a fee of $1,750 for each Board of Directors meeting and $1,000 for each committee meeting attended; provided, that such fees for attendance at Board meetings and committee meetings do not exceed $2,250 per day. Any such Director that also served as Chairman of a committee received an additional $500 for each meeting at which that Director presided as Chairman of a committee. Finally, each such Director is reimbursed for any reasonable travel expenses incurred attending such meetings. All director compensation is paid in cash.

Director Compensation for Fiscal Year 2012

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Curtis E. Moll	$61,250	n/a	n/a	n/a	n/a	n/a	$61,250
Cloyd J. Abruzzo	$69,250	n/a	n/a	n/a	n/a	n/a	$69,250
George G. Goodrich	$59,750	n/a	n/a	n/a	n/a	n/a	$59,750
David J. Hessler	$60,750	n/a	n/a	n/a	n/a	n/a	$60,750
Dieter Kaesgen	$61,750	n/a	n/a	n/a	n/a	n/a	$61,750
Robert J. King, Jr.	$51,250	n/a	n/a	n/a	n/a	n/a	$51,250
Gary A. Oatey	$53,750	n/a	n/a	n/a	n/a	n/a	$53,750
John J. Tanis	$60,530	n/a	n/a	n/a	n/a	n/a	$60,530

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they support our Named Executive Officer compensation as described in this proxy statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the tabular disclosures regarding Named Executive Officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals.
Accordingly, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:
“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission, including the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The proposal will be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.

The Board of Directors recommends that you vote FOR the approval of the resolution approving the compensation of the Company’s named executive officers.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote on the every three year frequency with which say-on-pay votes, similar to Proposal 2 in this proxy statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.” Stockholders may also abstain from voting on this proposal.

Triennial Recommendation: We recommend that our stockholders select a frequency of three years, or a triennial vote. Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. One of the core principles of our executive compensation program is to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we grant awards with multi-year service periods to encourage our Named Executive Officers to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance. In addition, a triennial vote will provide us with the time to thoughtfully respond to stockholders’ sentiments and implement any necessary changes. We carefully review changes to our executive compensation program to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our Compensation Committee sufficient time to thoughtfully consider stockholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes. Because this proposal is advisory, it will not be binding on the Company. However, the Board of Directors values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

The Board of Directors recommends that you select EVERY THREE YEARS on the proposal recommending the frequency of advisory votes on executive compensation. Stockholders may also abstain from voting on this proposal.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four Directors who are independent, as defined in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. The Audit Committee operates under a written Audit Committee charter adopted and approved by the Board of Directors. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports and other financial information provided by the Company to any governmental body or to the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on whether the audited financial statements are in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed with the Company’s management and Grant Thornton LLP ("Grant Thornton"), the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended October 31, 2012. The Audit Committee also discussed with Grant Thornton, the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton such independent auditors’ independence. The Audit Committee has also considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

George G. Goodrich, Chairman
Cloyd J. Abruzzo
Gary A. Oatey
John J. Tanis

SUBMISSION OF STOCKHOLDERS’ PROPOSALS AND ADDITIONAL INFORMATION.

The Company must receive by October 14, 2013 any proposal of a stockholder intended to be presented at the 2014 Annual Meeting of Stockholders of the Company (the “2014 Meeting”) and to be included in the Company’s proxy, notice of meeting and proxy statement related to the 2014 meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must be addressed to Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280 and should be submitted to the attention of Thomas Dugan by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act ("Non-Rule 14a-8 Proposals") in connection with the 2014 Meeting must be received by the Company by December 28, 2013 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2014 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after December 28, 2013.

The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2012, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for additional copies of such Annual Report on Form 10-K should be emailed to: investor@shiloh.com.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview or telephone. Such Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

OTHER MATTERS

The Directors know of no other matters which are likely to be brought before the Annual Meeting. The Company did not receive notice by December 28, 2012 of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ David J. Hessler
DAVID J. HESSLER
Secretary

February 11, 2013

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. NEW FOR THE 2013 ANNUAL MEETING, REGISTERED STOCKHOLDERS CAN NOW CAST THEIR VOTE ELECTRONICALLY AT www.envisionreports.com/SHLO.

PROXY	PROXY

SHILOH INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL STOCKHOLDERS MEETING ON MARCH 13, 2013,

The undersigned hereby constitutes and appoints Curtis E. Moll and David J. Hessler, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Shiloh Industries, Inc. to be held at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio, 44280 on Wednesday, March 13, 2013, at 10:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, AND SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

YOUR VOTE IS IMPORTANT.

SEE REVERSE SIDE	(change of address)

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

FOLD AND DETACH HERE

SHILOH INDUSTRIES, INC.
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors—		For All	Withhold All	For All Except
Nominees:		☐	☐
Cloyd J. Abruzzo				☐
George G. Goodrich				☐
Dieter Kaesgen				☐

		For	Against	Abstain
2. Advisory approval of compensation of named executives as disclosed in the Proxy Statement.		☐	☐	☐

	3 Years	2 Years	1 Year	Abstain
3. Advisory vote on the frequency of the advisory vote on the compensation of the named executive officers disclosed in the Proxy Statement.	☐	☐	☐	☐

To attend meeting, mark the box.				☐
To change your address, mark the box.				☐

Dated:

Signature(s)

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN
IT IN THE ENCLOSED ENVELOPE.